                                                              PRELIMINARY COPIES
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            TALLEY INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              "PRELIMINARY COPIES"

[TALLEY INDUSTRIES LOGO]

2702 N. 44th Street, Suite 100A
Phoenix, Arizona 85008

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:


     The Annual Meeting of Stockholders of Talley Industries, Inc., a Delaware corporation, will be held on May 8, 1997, at 11:00 a.m. South Carolina time, at Talley Metals Technology, Inc., South Carolina Highway 172, Hartsville, South Carolina 29550, for the following purposes:


     1. To elect three directors for terms expiring in 2000; and

     2. To transact all other business which may properly come before the meeting or any adjournment thereof, including the stockholder proposals referred to under "Other Matters" in the accompanying proxy statement, if such proposals are properly presented at the meeting and are in order.

     These items are more fully described in the following pages, which are hereby made a part of this Notice. Only stockholders of record at the close of business on March 31, 1997 will be entitled to vote by proxy or in person at the meeting.

     Please mark, sign, date and return the enclosed proxy card in the enclosed envelope, which requires no postage. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. The signed proxy will not be used if you attend the meeting in person and so request.

                                          By order of the Board of Directors,

                                        /s/ MARK S. DICKERSON

                                          Mark S. Dickerson
                                          Secretary

Phoenix, Arizona
April 7, 1997

                            TALLEY INDUSTRIES, INC.
                        2702 N. 44TH STREET, SUITE 100A
                             PHOENIX, ARIZONA 85008

                         ------------------------------

                                PROXY STATEMENT

                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 8, 1997

I. SOLICITATION


     This Proxy Statement, and the accompanying proxy card, are furnished in connection with the solicitation by the Board of Directors of TALLEY INDUSTRIES, INC. (the "Company") of proxies from holders of the Company's Common Stock, Series A Convertible Preferred Stock ("Series A"), and Series B Cumulative Convertible Preferred Stock ("Series B") (the Series A and Series B being collectively referred to herein as the "Preferred Stock") to be voted at the annual meeting of stockholders to be held at 11:00 a.m. South Carolina time, at Talley Metals Technology, Inc., South Carolina Highway 172, Hartsville, South Carolina 29550, on Thursday, May 8, 1997 (and any adjournment thereof), for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders (the "Notice of Meeting").


     The three directors referred to in paragraph 1 of the accompanying Notice of Meeting will be elected by the holders of the Common Stock (the "Common Stockholders") and the Preferred Stock (the "Preferred Stockholders"), voting as a single class. The enclosed proxy is revocable at any time prior to being voted either (i) if you attend the meeting in person and so request, or (ii) upon receipt of written notice by the Secretary of the Company prior to the meeting of such revocation or by submitting a proper proxy bearing a later date. If no instructions are indicated on the enclosed proxy, the shares represented by the proxy will be voted FOR the election of the nominees for director proposed by the Board of Directors and set forth herein, and in accordance with the judgment of the persons named in the proxy as to all other matters as may properly come before the 1997 Annual Meeting of Stockholders. The shares represented by the enclosed proxy will be voted AGAINST the proposals the Company is advised are intended to be submitted at the meeting by a stockholder as set forth herein if such stockholder's proposals properly come before the meeting. Only stockholders of record at the close of business on March 31, 1997 will be entitled to vote at the meeting and any adjournment thereof.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telegraph, telephone or other electronic means without additional compensation. The Company has retained Kissel-Blake Inc., a professional proxy solicitation firm to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication, for a fee estimated at $80,000 plus expenses. It is anticipated that approximately 30 persons will be used by Kissel-Blake Inc. in its solicitation efforts. Total expenditures for the solicitation of proxies (including fees of attorneys, accountants, public relations or financial advisors, solicitors, printing, transportation and other costs incidental to the solicitation) are estimated to be $500,000, and total cash expenditures to date have been approximately
$[               ]. The Company also will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock and Preferred Stock.

     The Company's stockholders were previously provided with a copy of the annual report of the Company for the fiscal year ended December 31, 1996. The annual report is not to be considered a part of this proxy soliciting material. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 7, 1997.

II. VOTING

     On March 20, 1997, the Company had outstanding 14,280,453 shares of Common Stock, 13,793 shares of Series A and 749,616 shares of Series B. The holders of Common Stock and Series B are entitled to one vote per share, and the holders of Series A are entitled to four-tenths of one vote per share.

     The three directors referred to in paragraph 1 of the accompanying Notice of Meeting will be elected by the Common Stockholders and the Preferred Stockholders, voting as a single class. The voting for the election of directors may, but need not, be by ballot. Assuming a quorum is present at the 1997 Annual Meeting of Stockholders, directors will be elected by a plurality of the votes cast at the stockholders' meeting. Abstentions may not be specified on the election of directors. Votes for the election of directors may only be cast for or withheld. Because the directors will be elected by a plurality vote, votes withheld and broker non-votes will have no effect on the election of directors. Votes will be counted by the Company's proxy tabulators and inspectors of election.

     Assuming a quorum is present at the 1997 Annual Meeting of Stockholders, the affirmative vote of a majority of the voting power of the Common Stockholders and Preferred Stockholders, voting as a single class, present in person or represented by proxy at the meeting and entitled to vote thereon, is generally required for approval of other business (including the stockholder proposals referred to under "Other Matters") which may properly come before the meeting or any adjournment thereof. Abstentions will be counted as present and entitled to vote for purposes of such matters and will have the same effect as a vote against such matters. Broker non-votes, however, will be counted as present for quorum purposes, but will not be counted as entitled to vote on such matters and will have no effect on the outcome of such matters.

III. SUBMISSION OF STOCKHOLDER PROPOSALS

     If any stockholder of the Company wishes to submit a proposal to be inserted in the Company's proxy material for the Annual Meeting of Stockholders in 1998, such proposal must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and must be received in writing by the Secretary of the Company on or before December 8, 1997.

     If a stockholder desires to bring proper business before an annual meeting of stockholders which is not the subject of a proposal timely submitted for inclusion in the Company's proxy statement as described above, the stockholder must follow procedures outlined in the Company's Bylaws. Pursuant to the Company's Bylaws as currently in effect, a stockholder may propose business to be considered at the meeting, provided that the stockholder (i) is a stockholder of record at the time of giving notice to the Company of the proposal and is entitled to vote at the annual meeting of stockholders where the proposal will be considered, and (ii) complies with the notice procedures of Article II,
Section 8 of the Bylaws. That section provides that the proposing stockholder must deliver notice of the proposal to the Company's Secretary not earlier than the 90th day nor later than the 60th day prior to the first anniversary of the preceding year's annual meeting. The required notice must contain certain information, including information about the stockholder, as prescribed by the Bylaws.

     The Bylaws also provide procedures for stockholders to nominate directors for election at an annual meeting of stockholders. These procedures are discussed later in this Proxy Statement. See "The Board of Directors and its Committees -- Nominating Committee." The Bylaws are subject to amendment from time to time.

IV. THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors is responsible for the management of the business and affairs of the Company. To assist it in carrying out its duties, the Board of Directors has delegated certain authority to committees. The Board of Directors held 13 meetings during 1996.

AUDIT COMMITTEE

     The Audit Committee currently consists of six directors -- Messrs. Benson, Foster, Hoopes, Orlando, Stamatakis and Victor -- none of whom is an officer or employee of the Company or any of its subsidiaries or affiliates. The Audit Committee held two meetings in 1996. The primary function of the Audit Committee is to provide an opportunity for direct communication between the Board of Directors and the Company's independent auditors. The Audit Committee deals with the accuracy and completeness of the Company's financial statements and related matters. It meets with the independent auditors and from time to time reviews with management and the independent auditors the procedures established for the preparation, review and auditing of the Company's financial reports. Finally, the Audit Committee makes recommendations to the Board of Directors regarding the appointment of a firm of independent auditors.

EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee (the "Committee") was organized to establish executive compensation levels, to administer and manage the Company's incentive compensation plans and to determine the individuals to whom incentive awards should be granted and the terms of such awards. The Committee, which held two meetings in 1996, currently consists of Messrs. Israel, Stodder and Ulrich. Prior to July 1996, the Committee consisted of Messrs. Israel, MacNaughton, Stamatakis, Stodder and Ulrich. See the "Executive Compensation Committee Report" under "Executive Compensation" below for information on the Committee's 1996 compensation determination for executive officers.

NOMINATING COMMITTEE

     The Company does not have a standing Nominating Committee. The function of nominating directors is carried out by the entire Board of Directors. Pursuant to the Company's Bylaws, a stockholder may nominate persons for election as director, provided that the stockholder (i) is a stockholder of record at the time of the nomination and is entitled to vote at the meeting of stockholders for the Board seat to which the nomination relates, and (ii) complies with the notice procedures of Article II, Section 8 of the Bylaws. That section as currently in effect provides that the nominating stockholder must deliver notice of the nomination to the Company's Secretary not earlier than the 90th day nor later than the 60th day prior to the first anniversary of the preceding year's annual meeting. The required notice must contain certain information, including information about the nominee, as prescribed in the Bylaws. The Bylaws are subject to amendment from time to time.

DIRECTOR COMPENSATION

     Employee directors receive no compensation for service on the Board or its committees. Non-employee directors are paid a retainer at the rate of $27,000 per year and fees of $1,000 for each Board meeting in which a director participates and $650 for each committee meeting in which a director participates. Travel and related expenses incurred by directors in connection with Board or committee meetings are reimbursed by the Company.

     Pursuant to the Company's 1996 Non-Employee Director Stock Plan (the "Director Plan"), on the first business day of the month following the Annual Meeting of Stockholders of the Company for that year, each non-employee director of the Company is automatically granted 1,000 shares of the Company's Common Stock, subject to certain restrictions as described below ("Director Restricted Stock"), and an option to purchase 1,000 shares of the Company's Common Stock ("Director Options").

     A director may not sell, transfer, pledge, assign or otherwise alienate, other than by will or the laws of descent and distribution, any shares of Director Restricted Stock if such transaction would cause the fair market value of all shares of the Company's Common Stock then owned by the director to be less than five times the then current annual cash retainer paid to non-employee directors. If a director ceases to be a director by reason of death, disability, completion of his elected term of office, or failure to be reelected as a member of the Board of Directors, any Director Restricted Stock held by that director will not be subject to the foregoing restrictions. If the director ceases to be a director for any reason other than those stated in the preceding sentence, any Director Restricted Stock held by that director as of that date immediately will be forfeited. A non-employee director will also receive a cash payment in the year in which the value of the Director Restricted Stock is included in the director's gross income. The amount of this payment will equal the income and self-employment taxes (calculated at the highest marginal tax rate) on the amount included in the director's gross income as a result of the receipt of the Director Restricted Stock and the cash payment itself.

     The exercise price per share of the Director Options is the fair market value of the Common Stock on the relevant grant date. Directors will be entitled to exercise Director Options within the time period beginning at the end of the sixth month following the date the option is granted, and ending on the fifth anniversary date of its grant, unless the option is earlier terminated, forfeited, or surrendered.

     If a director ceases to be a director by reason of death, disability, completion of his elected term of office, or failure to be reelected as a member of the Board of Directors, any Director Options held by that director will remain exercisable at any time prior to their expiration date or for one (1) year after the date the director ceases to be a director for such reasons, whichever period is shorter. If a director ceases to be a director for any reason other than those stated in the preceding sentence, any Director Options held by that director as of that date immediately will be forfeited. No Director Option may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution.

     The Talley Industries, Inc. Retirement Plan (Directors Only) (the "Directors' Retirement Plan") provides non-employee directors deferred compensation in recognition of personal services rendered if they have served as a director of the Company for at least five years. Based upon compensation received solely for being a director, the Directors' Retirement Plan provides each non-employee director a retirement benefit based on his years of service as a director and his eligible compensation for the full year of service during which his compensation was the highest within the three years immediately preceding his retirement or termination. The Directors' Retirement Plan was amended effective as of January 1, 1991 and, as a result, directors who retired on or before that date and certain other directors do not receive the retirement benefit. The Company has the right to prospectively amend or discontinue the Directors' Retirement Plan. In addition, non-employee directors receive benefits under a medical plan and a business travel and accident insurance policy provided by the Company. Effective January 1, 1994, each non-employee director who has served as a director of the Company for at least five years will be covered under the Company's group life insurance plan so long as he continues to serve as a non-employee director; when service on the Board of Directors ends on or after attaining age 70, such directors are entitled to a lump sum payment from the Company of $50,000.

     Each non-employee director who has served as a director of the Company for at least five years also participates in a charitable awards program. The program is funded by the Company's group life insurance plan referred to above. The plan provides for an additional $50,000 death benefit for each director covered for charitable purposes. This coverage will remain in effect even if the director no longer serves as a non-employee director. Upon the death of a director, the Company donates one-half of the $50,000 benefit to one or more qualifying organizations designated by the director. The remaining one-half of the benefit is contributed to the Talley Industries, Inc. Foundation. If a director does not designate a qualifying charity, the entire $50,000 benefit is contributed to the Talley Industries, Inc. Foundation. Individual directors derive no financial benefit from this program since all charitable deductions relating to the contributions accrue solely to the Company and the cost of the program to the Company is insignificant.

     In connection with the refinancing of substantially all of the Company's debt in October 1993, the Company formed a holding company subsidiary, Talley Manufacturing and Technology, Inc. ("Talley Manufacturing") to own all of the capital stock of all of the Company's non-real estate subsidiaries. Since December 1993, directors of the Company have also served as directors of Talley Manufacturing, but do not receive any additional compensation for serving as directors of Talley Manufacturing. Pursuant to a cost sharing agreement between the Company and Talley Manufacturing, Talley Manufacturing either bears or reimburses the Company for the compensation and expenses of the directors of the Company.

V. OTHER RELATIONSHIPS AND CERTAIN TRANSACTIONS

     There are no family relationships between any of the executive officers or directors of the Company.

     The Company and certain of its subsidiaries paid legal fees to the law firm of Osborn Maledon, P.A., of which Mr. Victor is Of Counsel, for services relating to corporate matters and litigation that were performed during the fiscal year ended December 31, 1996. The Company and certain of its subsidiaries also paid legal fees to the law firm of Meyer, Hendricks, Victor, Ruffner & Bivens, P.L.C., of which Mr. Victor was a member until May 1996, for services relating to corporate matters and litigation that were performed during the fiscal year ended December 31, 1996.

     The Company paid consulting fees of $144,000 to Mr. Stamatakis for services relating to international business matters that were performed during the fiscal year ended December 31, 1996. A subsidiary of Stamatakis Industries, Inc., of which Mr. Stamatakis is an executive officer, filed a petition for reorganization under Chapter 11 of the Bankruptcy Code in March 1992.

     On February 7, 1996, the Company entered into an agreement with John J. McMullen providing for the immediate conversion of the 120,293 shares of the Company's Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock") owned by Mr. McMullen into 1,202,930 shares of Common Stock and the issuance of an additional 702,919 shares of Common Stock in consideration of Mr. McMullen's commitment immediately to convert the Series D Preferred Stock and certain other commitments. The Series D Preferred Stock was held in a voting trust agreement ever since Mr. McMullen acquired the Series D Preferred Stock in exchange for the naval engineering business he sold to the Company in 1988. The shares of Common Stock will continue to be subject to the voting trust, which has been extended under the agreement until March 2001 and revised in various respects to tighten the transfer restrictions and alter the voting provisions. Wells Fargo Bank of Arizona, N.A. (formerly First Interstate Bank of Arizona, N. A.) ("Wells Fargo"), serves as the voting trustee. Among other things, the amended voting trust agreement permits only limited sales of Common Stock prior to expiration of the trust on March 1, 2001 (subject to earlier termination in certain specified circumstances). An Amended and Restated Voting Trust Agreement was signed by all the parties on February 7, 1996, and the conversion of the Series D Preferred Stock and the issuance of the additional shares of Common Stock were completed on February 16, 1996.

     In March 1996, Mr. McMullen, the Company and Wells Fargo agreed to permit up to 1,202,930 shares of Common Stock to be transferred to a brokerage firm as security for a loan to Mr. McMullen, pursuant to customary margin loan arrangements. Pursuant to such agreement, Mr. McMullen transferred to the brokerage firm during June and July 1996 record ownership of 1,202,930 shares of Common Stock (the "Pledged Shares"). The Pledged Shares are held by the brokerage firm for the benefit of Mr. McMullen, and the Pledged Shares continue to be voted in accordance with the Amended and Restated Voting Trust Agreement. Except in the case of a default under the margin loan arrangements or joint instruction from both Mr. McMullen and the Company, the Pledged Shares will be returned to Wells Fargo, as voting trustee, when the margin loan is repaid.

     On February 7, 1996, Mr. McMullen extended until January 31, 2001 and modified his consulting arrangement with Talley Manufacturing. A company owned by Mr. McMullen will provide various consulting services for the Company's naval engineering subsidiary. Mr. McMullen will also serve as the chairman of that subsidiary, but he will not have any executive duties. Talley Manufacturing will pay, or will cause to be paid to, Mr. McMullen's company a consulting fee of $400,000 per year.

VI. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 20, 1997 regarding the only persons known to the Company to own beneficially more than five percent of the total number of the outstanding shares of any class (or series in the case of the Preferred Stock) of the Company's voting securities:

                                                              AMOUNT AND
                                                              NATURE OF              PERCENT
  TITLE OF               NAME AND ADDRESS OF                  BENEFICIAL                OF
CLASS/SERIES              BENEFICIAL OWNER                   OWNERSHIP(1)          CLASS/SERIES
-------------    -----------------------------------    ----------------------     ------------
Series A         Sanford B. Kaynor                                 9,622               69.76%
                 c/o Fiduciary Trust Co. of
                 New York
                 P. O. Box 3199
                 Church Street Station
                 New York, NY 10008

Series B         Elliott Associates, L.P.                        153,100               20.42%
                 712 Fifth Avenue
                 36th Floor
                 New York, NY 10019

Common Stock     Marshall & Ilsley Trust Company of            1,883,906(2)            12.84%
                 Arizona, Trustee
                 Talley Savings Plus Plan
                 One East Camelback Road
                 Suite 340
                 Phoenix, AZ 85012

                 John J. McMullen                              1,705,849(3)            11.95%
                 9204 Sloane Street
                 Orlando, FL 32827

                 Saad A. Alissa                                1,121,000(4)             7.85%
                 P. O. Box 192
                 Alkhobar 81962
                 Saudi Arabia

---------------

(1) In presenting the information set forth in this table and the notes thereto, the Company has relied in part upon statements of the persons or entities named therein filed with the Securities and Exchange Commission ("SEC") pursuant to Section 13(d) or 13(g) of the Exchange Act. For purposes of this table, Preferred Stock has not been deemed converted to Common Stock in calculating the beneficial ownership of Common Stock. Unless otherwise noted below, each beneficial owner has sole investment and voting power with respect to the shares listed, subject to community property laws where applicable.

(2) Marshall & Ilsley Trust Company of Arizona holds the Common Stock as Trustee for the Talley Savings Plus plan (the Company's 401(k) plan). Voting rights with respect to shares of Common Stock held by the Talley Savings Plus plan that have been allocated to employee accounts are passed through to employee participants who have the right to direct the trustee's voting of such shares. Allocated shares as to which the Trustee does not receive instructions and unallocated shares are voted by the Trustee in its sole discretion. The trustee has the power to dispose of shares held by the plan, including the power to accept or reject tender, exchange, conversion and other offers made by the Company itself (or by certain Company affiliates) and relating to plan shares. However, in the event of other tender or exchange offers for plan shares, the trustee will tender or exchange only those allocated shares of Common Stock as to which it receives such instructions. The trustee will tender or exchange the unallocated shares in the same proportions as the shares with respect to which the employee participants have the right to direct voting.

(3) Mr. McMullen acquired the Common Stock upon the conversion of the Series D Preferred Stock that he owned and the issuance by the Company of an additional 702,919 shares of Common Stock in consideration of Mr. McMullen's commitment immediately to convert the Series D Preferred Stock and certain other commitments. Mr. McMullen acquired the Series D Preferred Stock in exchange for the naval engineering business he sold to the Company in 1988. All of the shares of Common Stock owned by Mr. McMullen will continue to be subject to a voting trust originally established in 1988 when Mr. McMullen acquired his Series D Preferred Stock. Wells Fargo serves as trustee. A brokerage firm, however, holds 1,002,930 shares of Common Stock as a security for a loan to Mr. McMullen, pursuant to customary margin loan arrangements. The shares of common stock held by the brokerage firm continue to be voted in accordance with the voting trust. Pursuant to the terms of the voting trust, Mr. McMullen's shares will be voted either in the same proportions as all other shares of the Common Stock are voted with respect to a particular matter, or as agreed upon by both the Company and Mr. McMullen (or, under certain circumstances, his successor in interest). The voting trust expires by its terms on March 1, 2001, or earlier upon the occurrence of certain events. The business address of Wells Fargo is 100 W. Washington, Phoenix, Arizona 85003.

(4) Mr. Alissa is the beneficial owner of 1,121,000 shares of Common Stock. This amount includes 365,900 shares of Common Stock owned by General Investors Limited ("GIL"), which is wholly owned by Mr. Alissa and 721,100 shares of Common Stock owned by Financial Investors Limited ("FIL"), which is wholly owned by Abdullatif Ali Alissa, Est. (the "Establishment"). Mr. Alissa is President of the Establishment. The Establishment, Mr. Alissa and FIL share the investment and voting power of the 721,100 shares of Common Stock owned by FIL. Mr. Alissa and GIL share the investment and voting power of the 365,900 shares of Common Stock owned by GIL. The foregoing information is based solely upon the filings made by Mr. Alissa and his various affiliated entities with the SEC under Section 13 of the Exchange Act.

VII. ELECTION OF DIRECTORS

CURRENT STRUCTURE OF THE BOARD

     The Board of Directors of the Company is divided into three separate classes of directors. Each class is elected for a term of three years, and the term of office of one of the three classes of directors expires each year on a rotating basis. In accordance with the Certificate of Incorporation and the Bylaws of the Company, the Board of Directors may by resolution establish the number of members of the Board, not to exceed fifteen members. Vacancies occurring on the Board may be filled by the Board for the remainder of the full term of office of the director whose absence from the Board created the vacancy, notwithstanding the fact that the term may extend beyond the next annual meeting of stockholders.

     In December 1996, the Preferred Stockholders' right to elect two directors separately as a class terminated upon the Company's cure of its prior dividend arrearage on the Preferred Stock and the term of office of each director previously so elected (Messrs. Paul L. Foster and Joseph A. Orlando) automatically terminated. At the same time the Board of Directors appointed Messrs. Foster and Orlando as regular members of the Board. Currently, the Board of Directors consists of eleven members. Each Director currently serves on the board of directors of the Company's Talley Manufacturing subsidiary.

DIRECTORS/NOMINEES

     Nominees by the Board of Directors for election as directors are Messrs. Paul L. Foster, Townsend Hoopes and William H. Mallender. All of these nominees are currently directors and (other than Mr. Foster) previously were elected by the Common Stockholders. Mr. Foster (who had been previously elected a director by the Preferred Stockholders) was elected by the Board of Directors in December 1996. Each director elected at the 1997 Annual Meeting of Stockholders will hold office until the date of the annual meeting of stockholders in 2000, or until his successor is duly elected and qualified. If no instructions are indicated on the enclosed proxy, the shares represented by the enclosed proxy will be voted FOR the election of the nominees for director proposed by the Board of Directors. Should any one or more of the nominees become unavailable to serve as a director (which the Company does not anticipate), full discretion is reserved to persons named as proxies to vote for any other person or persons who may be nominated. The following table provides biographical information about the nominees, and those directors whose terms of office are continuing after the meeting:

                                                                                  DIRECTOR
             NAME, AGE, AND PRINCIPAL EMPLOYMENT FOR PAST FIVE YEARS               SINCE
    --------------------------------------------------------------------------    --------
    NOMINEES FOR ELECTION
    Paul L. Foster, 68, Professor of Finance and former Dean, College of            1992
         Business Administration, Saint Joseph's University, Philadelphia,
         Pennsylvania; a director of Wheeling Jesuit College, Wheeling, West
         Virginia; a member of the General Accounting Office Research,
         Education and Advisory Committee; and retired Rear Admiral, United
         States Navy.
    Townsend Hoopes, 74, Distinguished International Executive, Department of       1979
         Public Affairs, University of Maryland; Vice Chairman, Oz/One Inc.
         from 1995 to present (health delivery services); Vice Chairman, AIDS
         Therapy Institute (non-profit corporation); retired President of
         Association of American Publishers (trade association representing
         American book publishers); and former Under Secretary of the United
         States Air Force.
    William H. Mallender, 61, Chairman of the Board and Chief Executive             1975
         Officer of the Company from April 1983 to present; President and
         Chief Executive Officer of the Company from December 1981 to 1983;
         Executive Vice President, General Counsel and Secretary of the
         Company, 1978 to 1981; Vice President, General Counsel and Secretary
         of the Company, 1973 to 1978; and a director of MicroAge, Inc.
         (computer hardware and software development, sales and service).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE.

    DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

    Fred Israel, 69, Retired in 1993 as a senior partner of Israel and Raley,       1993
         Chartered (attorneys); a member of the International Board of
         Governors of Tel Aviv University, Tel Aviv, Israel; a member of the
         Board of Visitors, University of Maryland -- School of Music, College
         Park, Maryland; a director and Chairman of the Academic Committee of
         Wheeling Jesuit College, Wheeling, West Virginia; and a director of
         MicroAge, Inc. (computer hardware and software development, sales and service).
    Joseph A. Orlando, 69, Independent financial consultant and former              1992
         President of Whitehead Associates (venture capital, real estate, and securities investments).
    John W. Stodder, 73, Corporate finance and merger/acquisition consultant;       1970
         manager of private investments; Vice Chairman, Emeritus of Josten's,
         Inc. (manufacturer of educational and motivational products); a director of Trans Leasing International, Inc. (medical and office products leasing); and a director of Stevens International, Inc.
         (manufacturer of web-fed printing and packaging equipment and currency printing systems).
    David Victor, 54, Of Counsel, Osborn Maledon, P.A. (attorneys). Prior to        1985
         joining this law firm in May 1996, Mr. Victor had been a member of
         Meyer, Hendricks, Victor, Ruffner & Bivens, P.L.C. since May 1995
         (attorneys). Prior to May 1995, Mr. Victor was a member of Meyer,
         Hendricks, Victor, Osborn & Maledon, P.A. (attorneys).

    DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

    Jack C. Crim, 66, President and Chief Operating Officer of the Company          1983
         from April 1983 to the Present; and Executive Vice President and
         Chief Operating Officer of the Company from May 1982 to 1983.
    Alex Stamatakis, 63, Chairman of the Board of Stamatakis Industries, Inc.       1994
         (principally real estate investments). Mr. Stamatakis was a director of the Company from October 1985 until February 1993.
    Donald J. Ulrich, 60, Owner and Vice Chairman of Ventura Coastal                1991
         Corporation (fruit processing); Chairman of RSI, Inc. (medical services); General Partner of RBDGD (real estate development); Chief
         Operating Officer of Mid-Atlantic Coca-Cola Bottlers, Inc.,
         Washington, D.C., 1985 to 1988; and Senior Vice President of Bottler
         and National Sales of Coca-Cola USA, 1982 to 1985.

     Saad A. Alissa, a stockholder of the Company, has indicated that he intends to nominate three persons for election to the Board of Directors at the 1997 Annual Meeting of Stockholders: Robert T. Craig, age 69, a retired businessman; Ralph A. Rockow, age 63, a businessman; and George A. Sawyer, age 66, a businessman. The Company's Bylaws (like the Bylaws of many public companies) include a specific procedure and timetable for a stockholder to nominate persons for election as director, to ensure that the Company and all stockholders have sufficient information regarding a nominee well in advance of the meeting. See "The Board of Directors and its Committees -- Nominating Committee." Mr. Alissa complied with the procedure and timetable for nominating Mr. Craig and Mr. Rockow and a third individual, Dr. Albert Cox, by sending a letter to the Company's Secretary in early February, 1997. However, Mr. Alissa's lawyers then sent another letter subsequently, claiming that Mr. Alissa wanted to "substitute" Mr. Sawyer in place of Dr. Cox. At the same time, and without any explanation of the relevant facts and circumstances, Mr. Alissa's filings with the Securities and Exchange Commission were amended to specify that Dr. Cox had "withdrawn" from the stockholder committee formed by Mr. Alissa and that Dr. Cox was no longer a member of Mr. Alissa's group. Because the purported "substitution" of Mr. Sawyer for Dr. Cox was outside the nominating procedure and timetable under the Company's Bylaws, and in the absence of any explanation by Mr. Alissa of the relevant facts and circumstances surrounding the claimed substitution of Mr. Sawyer for Dr. Cox, the Company reserves the right to treat the nomination of Mr. Sawyer as invalid. If the nomination is invalid, votes cast for Mr. Sawyer would be a nullity.

VIII. SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANY

     The following table sets forth information as of March 20, 1997 regarding the beneficial ownership of the Company's voting securities by the directors and nominees of the Company, each executive officer named in the Summary Compensation Table that appears under "Executive Compensation -- Summary Compensation Table" (collectively, the "Named Executive Officers") and all directors and executive officers as a group.

                                                           NUMBER OF SHARES OF     PERCENT OF SHARES OF
                NAME OF BENEFICIAL OWNER                     COMMON STOCK(1)         COMMON STOCK(2)
---------------------------------------------------------  -------------------     --------------------
William H. Mallender(3)..................................         433,925                  3.02%
Jack C. Crim(4)..........................................         293,208                  2.05%
Daniel R. Mullen(5)......................................         171,998                  1.20%
Kenneth May(6)...........................................         145,348                  1.02%
Mark S. Dickerson(7).....................................         134,717                     *
Neil W. Benson(8)........................................           3,000                     *
Paul L. Foster(8)........................................          12,000                     *
Townsend Hoopes(8).......................................           3,800                     *
Fred Israel(8)...........................................           4,000                     *
Joseph A. Orlando(8).....................................           3,250                     *
Alex Stamatakis(8).......................................           7,250                     *
John W. Stodder(8)(9)....................................           5,950                     *
Donald J. Ulrich, Jr.(8).................................           7,300                     *
David Victor(8)..........................................           5,750                     *
All Directors and Executive Officers(10).................       1,231,496                  8.57%

---------------

 (1) The Common Stock listed includes shares under options exercisable on March 20, 1997 and options which will become exercisable within 60 days thereafter. None of the executive officers or directors owns any shares of Preferred Stock. Unless otherwise noted below, each beneficial owner of Common Stock has sole investment and voting power with respect to the shares listed, subject to community property laws where applicable.

 (2) Percentages indicated by an asterisk are less than one percent of the class.

 (3) The stock listed includes 326,144 shares of Common Stock owned by Mr. Mallender directly, 83,750 shares which Mr. Mallender has the right to acquire under exercisable options and 24,031 shares of Common Stock held in trust for the benefit of Mr. Mallender under the Talley Savings Plus plan. 150,000 of the shares owned by Mr. Mallender directly are required, except for death, disablement, change of control and certain other circumstances, to be held for at least a minimum period. See "Executive
     Compensation -- Executive Compensation Committee Report -- Stock Based Incentive Compensation."

 (4) The stock listed includes 270,906 shares of Common Stock owned by Mr. Crim directly and 22,302 shares of Common Stock held in trust for the benefit of Mr. Crim under the Talley Savings Plus plan. 112,500 of the shares owned by Mr. Crim directly are required, except for death, disablement, change of control and certain other circumstances, to be held for at least a minimum period. See "Executive Compensation -- Executive Compensation Committee Report -- Stock Based Incentive Compensation."

 (5) The stock listed includes 148,242 shares of Common Stock held by Mr. Mullen in a revocable living trust with respect to which Mr. Mullen shares investment power and voting power with his wife and 5,200 shares held by a custodian for his two sons under the Uniform Transfers to Minor Act ("UTMA"). Mr. Mullen disclaims beneficial ownership of all shares held for his sons under the UTMA. The stock listed also includes 18,556 shares of Common Stock held in trust for the benefit of Mr. Mullen under the Talley Savings Plus plan. 75,000 of the shares held by Mr. Mullen in the revocable living trust are required, except for death, disablement, change of control and certain other circumstances, to be held for at least a minimum period. See "Executive Compensation -- Executive Compensation Committee
     Report -- Stock Based Incentive Compensation."

 (6) The stock listed includes 125,500 shares of Common Stock owned by Mr. May directly and 19,848 shares of Common Stock held in trust for the benefit of Mr. May under the Talley Savings Plus plan. 75,000 of the shares owned by Mr. May directly are required, except for death, disablement, change of control and certain other circumstances, to be held for at least a minimum period. See "Executive Compensation -- Executive Compensation Committee Report -- Stock Based Incentive Compensation."

 (7) The stock listed includes 122,698 shares of Common Stock held by Mr. Dickerson in a revocable living trust with respect to which Mr. Dickerson shares investment power and voting power with his wife. In addition, the stock listed includes 12,019 shares of Common Stock held in trust for the benefit of Mr. Dickerson under the Talley Savings Plus plan. 75,000 of the shares held by Mr. Dickerson in the revocable living trust are required, except for death, disablement, change of control and certain other circumstances, to be held for at least a minimum period. See "Executive Compensation -- Executive Compensation Committee Report -- Stock Based Incentive Compensation."

 (8) The stock listed includes 1,000 shares of Director Restricted Stock and 1,000 shares of Common Stock under exercisable options granted pursuant to the Director Plan.

 (9) The stock listed includes 3,950 shares of Common Stock held in two separate trust funds in broker name with respect to which Mr. Stodder shares investment power and voting power with his wife.

(10) The current executive officers (five persons) and directors as a group own 1,041,990 shares of Common Stock directly or as described herein and have rights to acquire 92,750 shares of Common Stock under exercisable options. In addition, 96,756 shares of Common Stock are held in trust for the benefit of the executive officers of the Company under the Talley Savings Plus plan.

IX. EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE REPORT

     The Committee, at the request of the Board of Directors, has prepared the following report relating to the compensation policies and decisions made by the Committee with regard to compensation of the Company's Named Executive Officers in 1996.

     Compensation Policy. The Committee strives to devise and implement executive compensation programs which (i) align the interests of executives with the long-term interests of stockholders; (ii) motivate key senior officers to achieve strategic business initiatives and reward them for their achievement; and (iii) ensure the Company's ability to attract and retain top quality executives.

     The components of the Company's executive compensation package are specifically designed to meet these three objectives: (i) salary and related benefits are intended to ensure competitive base compensation; (ii) annual cash bonus incentives reward the achievement of specific strategic business objectives; and (iii) stock-based compensation is granted to motivate and reward results that benefit stockholders.

     The Committee reviews each of these components annually, based upon the financial and operating performance of the Company, a review of competitive compensation information and the recommendations of compensation consultants. Each component of the Company's executive compensation package is discussed in detail below.

     Competitive Compensation Component

     Salary and Related Benefits. Each executive officer receives salary and benefits based on competitive compensation information, his position and tenure with the Company, his past performance and his ability to contribute to the future success of the Company. The Committee establishes salary and benefits levels within the competitive range of the salary and benefits levels of the executive officers of similarly-sized and structured companies.

     The Committee reviews the salaries of the Named Executive Officers every two years and utilizes the input of its compensation consultants to determine if the salaries are set at competitive levels. The base salary for Mr. Mallender, the Chief Executive Officer, is established pursuant to an amendment, dated April 1, 1995, to his employment contract with the Company. The salaries of the Named Executive Officers were not reviewed in 1996 and so no changes were made. Since 1976 the Company has had a "restoration plan," under which retirement benefits cut back by the Internal Revenue Code (the "Code") are restored. Restoration plan benefits, which had heretofore covered only the Chief Executive Officer and the Chief Operating Officer, were extended in 1996 to the other Named Executive Officers and to certain other executives of the Company.

     Performance-Based Compensation Components

     The annual cash bonus and stock-based components of compensation reward the achievement of specific objectives and performance that increases the value of the Company for its owners.

     1996 saw successes on many fronts. Management favorably resolved a six year contract dispute with TRW Inc. ("TRW"), for which the Company received approximately $156 million in cash. To enable the Company to quickly and effectively redeploy these funds, management implemented a near-complete withdrawal from the real estate market. The tax benefits from this sale, together with the TRW payment, allowed the elimination of almost all of the Company's most expensive debt and the five year dividend arrearage on the outstanding preferred stock. Also, the improvement in the Company's balance sheet and cash position paved the way for growing the Company's most promising businesses, including a re-entry into the airbag business. In addition, a substantial part of the Series A, B and D Preferred Stock was converted into common.

     Management's strategy not only rehabilitated the Company, but positioned the Company to realize strong revenue and profit growth in large and growing markets. The Committee determined that it was appropriate to recognize and reward these accomplishments.

     Annual Incentive Compensation. The executive incentive plan is consistent with the Committee's overriding policy of incentive compensation arrangements. The amount of a participant's cash bonus is based on the Company's achievement of specified financial and strategic objectives, including net earnings, return on investments and stock performance. Bonus targets for Messrs. Mallender and Crim are 50% of annual salary; target bonuses for other executives range from 7.5% to 25% of annual salary. Actual bonuses may vary from zero to two times the target percentages. In determining the bonus for Mr. Mallender, the Committee considered his ability to satisfy the annual goals established by the Committee. Based on the executive incentive plan for 1996, awards to the Named Executive Officers are $311,058 to Mr. Mallender, $232,508 to Mr. Crim, $56,556 to Mr. Dickerson, $47,130 to Mr. May and $47,130 to Mr. Mullen.

     Stock-Based Incentive Compensation. Stock-based compensation will increasingly be emphasized by the Committee as a means of providing incentives for improved long-term performance and enhancing stockholder value. As many studies have demonstrated, stock-based incentive compensation helps to align the interests of management with the long-term interests of the Company's stockholders. The long-term nature of stock-based compensation also helps to retain key executives for an extended period.

     In 1993 the Committee approved stock grants and options to the Named Executive Officers and to certain other involved executives, following the successful 1992 restructuring of debt necessitated by the crash of the real estate market. Prior to 1993 and since that time, the Committee put a freeze on long-term incentive bonuses. For the year 1996, recognizing the achievements cited above, the Committee approved payment of "qualified" incentive bonuses to the Named Executive Officers and certain other key executives. The qualification on these incentive bonuses was that they were required to be used in total to acquire the Company's Common Stock, and, except for death, disablement, change of control and certain other circumstances, required each recipient to hold the stock for at least a minimum period.

     The "qualified" incentive bonuses thus awarded emphasized that a significant amount of the compensation of the Named Executive Officers and other key executives must be linked to the success of stockholders. Also, the 1996 incentive awards increased the stock ownership of the Named Executive Officers to a level in line with those of comparable companies, and brought total average compensation of the Named Executive Officers approximately in line with comparable companies for the 1990-1996 period. The payment to Mr. Mallender also recognized his significant individual role in the Company's accomplishments during the last several years.

     Under the Company's 1996 Comprehensive Stock Plan, approved by stockholders at last year's annual meeting, the Committee intends to tailor long-term incentive and other stock-based compensation programs to continue to encourage key executives to increase their long-term holdings of the Company's Common Stock and to increase the market value of those shares to the benefit of all stockholders. Also, because the number of key executives is relatively small for a highly diversified company, the Committee intends to design such programs to provide these key executives with specific and direct incentives to remain with the Company and its subsidiaries.

     In the absence of unusual circumstances, the Committee intends to design awards under the 1996 Comprehensive Stock Plan so that they will qualify as "performance based compensation" and, provided the other requirements of Section 162(m) of the Code are satisfied, will not be subject to the deduction limit of
Section 162(m) of the Code. A portion of the long-term incentive bonuses paid during 1996 -- which was used to acquire the Company's Common Stock -- was not deductible pursuant to Section 162(m). To encourage exercise of the option awards, the 1996 cash payment enabled recipients to exercise their stock options on a tax-free basis. The Committee believes the annual bonuses, as currently structured, best serve the interests of the Company and its stockholders by allowing the Company to maximize the incentive elements of the executive officers' total compensation packages, whether or not limited by Section 162(m).

     The foregoing report has been furnished by the Company's Executive Compensation Committee: Fred Israel, John W. Stodder, and Donald J. Ulrich.

SUMMARY COMPENSATION TABLE

     The following table describes all compensation awarded to, earned by or paid to the Company's chief executive officer (the "CEO") and the four most highly compensated executive officers of the Company other than the CEO during the three most current fiscal years. The Executive Compensation Committee Report set forth above describes the compensation policies applicable to the Company's executive officers (including the Named Executive Officers) and discusses the Committee's bases for the CEO's compensation for the last completed fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                     ------------------------------------
                                        ANNUAL COMPENSATION                   AWARDS
                                  -------------------------------    -------------------------
                                                          OTHER                    SECURITIES     PAYOUTS
                                                         ANNUAL      RESTRICTED    UNDERLYING     -------    ALL OTHER
                                                         COMPEN-       STOCK        OPTIONS/       LTIP       COMPEN-
   NAME AND PRINCIPAL             SALARY      BONUS      SATION       AWARD(S)        SARS        PAYOUTS     SATION
        POSITION          YEAR      ($)      ($)(1)      ($)(2)         ($)            (#)        ($)(3)      ($)(4)
          (a)             (b)       (c)        (d)         (e)          (f)            (g)          (h)         (i)
------------------------  ----    -------    -------    ---------    ----------    -----------    -------    ---------
William H. Mallender,...  1996    495,000    311,058    1,082,070        0             0          637,500    1,434,507
Chairman and CEO          1995    475,000    300,861        0            0             0             0         246,639
                          1994    415,000    329,635        0            0             0             0         625,688

Jack C. Crim,...........  1996    370,000    232,508      811,553        0             0          478,125    1,048,894
President and COO         1995    355,313    224,886        0            0             0             0         215,976
                          1994    311,250    247,226        0            0             0             0         186,057

Mark S. Dickerson,......  1996    180,000     56,556      543,215        0             0          318,750       13,618
Vice President,           1995    176,250     54,702        0            0             0             0           7,466
Secretary and             1994    165,000     65,530        0            0             0             0           6,622
General Counsel

Kenneth May,............  1996    150,000     47,130      545,144        0             0          318,750       14,210
Vice President and        1995    147,500     45,585        0            0             0             0           9,679
Controller                1994    140,000     55,601        0            0             0             0           9,427

Daniel R. Mullen,.......  1996    150,000     47,130      544,587        0             0          318,750       14,132
Vice President and        1995    147,500     45,585        0            0             0             0           9,707
Treasurer                 1994    140,000     55,601        0            0             0             0           9,452

---------------

(1) The bonus for 1996 was based on performance in that year but was determined and paid in 1997 pursuant to the Executive Incentive Plan described in the Executive Compensation Committee Report above. See "Executive Compensation Committee Report -- Annual Incentive Compensation." The bonuses for 1995 and 1994 were based on performance in each of those years but were determined and paid in 1996 and 1995, respectively, pursuant to incentive plans similar to the Executive Incentive Plan.

(2) The amount reported as "Other Annual Compensation" represents payments for the benefit of each Named Executive Officer for estimated tax liability resulting from a "qualified" incentive bonus paid in 1996. See "Executive Compensation Committee Report -- Stock Based Incentive Compensation." The amount reported also represents payments for the benefit of each Named Executive Officer (other than Mr. Mallender and Mr. Crim) for estimated tax liability resulting from certain FICA earnings for each officer under the Retirement Plan, and the Executive Restoration Plan, described under "Retirement Plan" below.

(3) The amount reported represents a "qualified" incentive bonus paid in 1996. See "Executive Compensation Committee Report -- Stock Based Incentive Compensation."

(4) The amount reported in the "All Other Compensation" column includes the Company's 50% matching contributions to the Talley Savings Plus plan ("TSP") and insurance premiums (life, medical and long-term disability) paid in excess of those paid on behalf of other employees. This column also includes current (i.e., present value) payments to Mr. Mallender and Mr. Crim under the Restoration Benefit Plan described under "Retirement Plan" and "Executive Employment Contract" below. Except for these present value payments, Mr. Mallender and Mr. Crim will not receive any other retirement income under the Restoration Benefit Plan. The amount reported in this column for each of the Named Executive Officers is quantified for 1996 as follows: Mr. Mallender: Restoration Benefit Plan, $1,399,728; insurance premiums, $31,029; and TSP contributions, $3,750. Mr. Crim: Restoration Benefit Plan, $1,030,064; insurance premiums, $15,080; and TSP contributions, $3,750. Mr. Dickerson: insurance premiums, $9,868; and TSP contributions, $3,750. Mr. May: insurance premiums, $10,460; and TSP contributions, $3,750. Mr. Mullen: insurance premiums, $10,382; and TSP contributions, $3,750.

EXECUTIVE EMPLOYMENT CONTRACT

     Mr. Mallender is employed by the Company pursuant to a written employment contract for a term expiring on May 21, 2000. The contract permits the Company to terminate his services at any time upon six months' notice. Such termination entitles Mr. Mallender to a lump sum payment equal to two years of employment compensation including salary and any bonus and incentive awards. In the event of a Change in Control of the Company (as defined in the employment contract), Mr. Mallender will be entitled to receive a lump sum equal to 2.5 times his then existing employment compensation (including salary and any bonus and incentive awards, adjusted for tax payments in certain circumstances) if he elects to terminate the employment agreement within 24 months after such Change in Control or if the Company terminates Mr. Mallender's employment following such Change in Control. The base salary payable to Mr. Mallender under his employment contract is $495,000. In addition, any change to any pension or retirement plan of the Company will not affect benefits payable to Mr. Mallender or his designees. Mr. Mallender and his family, legal representatives, assignees and other beneficiaries are also entitled to participate and receive benefits under pension or retirement plans, or group life, health or accident plans available generally to executives of the Company and their families, legal representatives, assignees and other beneficiaries. Finally, if Mr. Mallender should be unable to perform his duties because of death or mental or physical incapacity, a disability payment equal to his then existing salary is payable for a period of one year.

RETIREMENT PLAN

     The following table shows the estimated annual benefits payable under the Company's Retirement Plan (the "Retirement Plan") for participating employees, including the Named Executive Officers, in specified remuneration and years of service classifications for retirement at age 65 in 1997. The amounts shown include the additional benefits payable under the Executive Restoration Benefit Plan described below. Except for the present value payments reported in column
(i) of the Summary Compensation Table, Mr. Mallender and Mr. Crim will not receive any other retirement income under the Restoration Benefit Plan described below.

                               PENSION PLAN TABLE

                                                          YEARS OF SERVICE(1)
                                     --------------------------------------------------------------
          REMUNERATION(2)               15               20               25            30 AND OVER
-----------------------------------  ---------        ---------        ---------        -----------
  $125,000.........................  $  24,593        $  32,790        $  40,988         $  49,186
  $150,000.........................  $  29,951        $  39,935        $  49,918         $  59,902
  $175,000.........................  $  35,309        $  47,079        $  58,848         $  70,618
  $200,000.........................  $  40,667        $  54,223        $  67,779         $  81,334
  $225,000.........................  $  46,025        $  61,367        $  76,709         $  92,051
  $250,000.........................  $  51,383        $  68,511        $  85,639         $ 102,767
  $300,000.........................  $  62,100        $  82,800        $ 103,500         $ 124,119
  $500,000.........................  $ 104,965        $ 139,953        $ 174,941         $ 209,929

---------------

(1) As of December 31, 1996, the full years of credited service for each of the Named Executive Officers were as follows: Mr. Mallender -- 25 years; Mr. Crim -- 14 years; Mr. Dickerson -- 18 years; Mr. May -- 18 years; and Mr. Mullen -- 14 years.

(2) For purposes of this table it is assumed that final average compensation will be 89.3% of the final earnings.

     The compensation covered by the Retirement Plan includes all wages, salaries and bonuses. The compensation of the Named Executive Officers used to calculate the benefits in this table would be the salaries and bonuses reported in columns (c), (d) and (h) of the Summary Compensation Table. Benefits under the Retirement Plan are not subject to deduction for Social Security or other offset amounts.

     The Internal Revenue Code places certain limitations on pensions which may be paid to certain highly compensated employees under qualified plans. Retirement benefits under the Retirement Plan which exceed such limitations are paid by Talley Manufacturing outside the Retirement Plan as an operating expense under the Restoration Benefit Plan and the Executive Restoration Benefit Plan. The Restoration Benefit Plan was adopted during the fiscal year ended March 31, 1976, was amended and restated effective January 1, 1985, and was thereafter amended several times. As of December 31, 1996, the only participants in the Restoration Benefit Plan are Mr. Mallender and Mr. Crim. The Executive Restoration Benefit Plan became effective on January 1, 1996. As of December 31, 1996, the participants in the Executive Restoration Benefit Plan are a number of key employees selected by the Committee, including Mr. Dickerson, Mr. May and Mr. Mullen. The retirement benefits provided by these restoration benefit plans are contractual obligations of Talley Manufacturing.

     The foregoing table was calculated on a straight-life annuity basis. Key employees (other than Mr. Mallender and Mr. Crim) selected by the Committee may, upon retirement from the Company, receive supplemental annuity payments from Talley Manufacturing in addition to payments received under the Retirement Plan. The supplemental annuity payments will be made in amounts necessary to increase the joint-life annuity payable under the Retirement Plan to the amount that would be payable under a single-life annuity, with such supplemental payments being made on a joint-life basis.

STOCK OPTIONS

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during fiscal year 1996 and the number of shares of Common Stock represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 1996.(1)

                        AGGREGATED OPTION/SAR EXERCISES
                            IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTIONS/SAR VALUES

                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED STOCK     IN-THE-MONEY STOCK OPTIONS
                             SHARES                  OPTIONS AT DECEMBER 31, 1996       AT DECEMBER 31, 1996(3)
                            ACQUIRED       VALUE                  (#)                             ($)
                           ON EXERCISE   REALIZED(2) -----------------------------   -----------------------------
          NAME                 (#)          ($)      EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
-------------------------  -----------   ---------   -----------     -------------   -----------     -------------
Mr. Mallender............    150,000      600,000       83,750                0              0                0
Mr. Crim.................    112,500      450,000            0                0              0                0
Mr. Dickerson............     75,000      300,000            0                0              0                0
Mr. May..................     75,000      300,000            0                0              0                0
Mr. Mullen...............     75,000      300,000            0                0              0                0

---------------

(1) No Stock Appreciation Rights ("SARs") are held by any of the Named Executive Officers.

(2) The value realized upon exercise is the difference between the closing price of the Common Stock on the New York Stock Exchange on the exercise date ($8.25) and the exercise price of the option.

(3) In accordance with SEC regulations, the value of the unexercised "in-the-money" stock options is calculated by multiplying the number of underlying shares by the difference between the closing price of the Common Stock on the New York Stock Exchange on December 31, 1996 ($7.375) and the exercise price of these shares.

X. OTHER MATTERS

     As of the date of this proxy statement, management of the Company knows of no business that will be presented for consideration at the meeting other than that which has been referred to above and the following five proposals, which Saad A. Alissa, a stockholder of the Company, has advised the Company that he intends to present at the meeting. Mr. Alissa has also indicated that he intends to nominate three persons for election to the Board of Directors at the meeting. See "Election of Directors." If any of such stockholder's proposals properly come before the meeting, the shares represented by the enclosed proxy will be voted AGAINST any and all of such proposals as are so presented by that stockholder. As to other business, if any, that may properly come before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

     The Board of Directors of the Company recommends a vote AGAINST all five of Mr. Alissa's proposals, for the reasons outlined below. The stockholders should be aware that Mr. Alissa's proposals are only recommendations that the Board of Directors take the steps necessary to effectuate Mr. Alissa's proposals. In the case of Mr. Alissa's proposals dealing with amendments to the Company's Certificate of Incorporation, these amendments can only be accomplished by a super-majority vote of the stockholders at another meeting of the stockholders.

Elimination of classified board of directors (Item 2 on the Company's proxy card):

     A classified board of directors is commonplace among large and well-run public companies in the United States. More than half of the companies comprising the Standard & Poor's 500 have classified boards. While a classified board provision does extend the time required to replace an entire board of directors, a classified board does facilitate continuity and stability by ensuring that at any one time a majority of the directors will have prior experience as directors of the Company and will be familiar with its business and operations.

Provision to allow holders of ten (10%) percent of shares to call stockholder meetings (Item 3 on the Company's proxy card):

     Since 1976, the Company's Certificate of Incorporation and Bylaws have specified that only the Board of Directors, the Chairman of the Board or the President of the Company can call a special meeting of stockholders. Under the Delaware General Corporation Law, special meetings can only be called by a company's board of directors unless the company has elected to give such power to other persons in its certificate of incorporation or bylaws. The Company believes that provisions giving such power to ten percent stockholders are not commonly adopted by companies because they leave a company vulnerable to the risk that a stockholder will call for excessive or unnecessary meetings resulting in a significant waste of time and money for the company. An annual meeting of stockholders is held every year by the Company and is required to be held every year. Any stockholder has the right to have a proposal brought before the stockholders at the annual meeting. See "Submission of Stockholder Proposals." Mr. Alissa himself has twice availed himself of this opportunity, in 1996 and again this year. If a matter arises that warrants immediate stockholder action, the Board of Directors can and will call a special meeting of stockholders. However, management believes that a requirement to hold a special meeting any time one is requested by any holder(s) of ten percent of the stock would cause unnecessary expense and risk disruption of business operations.

Elimination of super-majority requirements (Item 4 on the Company's proxy card):

     The Company's Certificate of Incorporation and Bylaws have included for many years provisions that require an 80% stockholder vote to eliminate or change certain fundamental corporate governance provisions which the Company views as especially important to protect against abusive or unfair takeover tactics. As in the case of the shareholder rights plan (discussed below), these provisions are not intended as, and cannot properly be used as, a shield against a fair and fully funded takeover offer that benefits all stockholders equally.

Retention of an independent investment banking firm (Item 5 on the Company's proxy card):

     This proposal by Mr. Alissa has become moot and, accordingly, should be rejected. As outlined in the Company's 1996 Annual Report to Stockholders, 1996 saw several watershed accomplishments for the Company, including the successful and complete resolution of the TRW litigation, the disposition of virtually all of the real estate segment, the reduction of the Company's long-term debt by more than half and the significant improvement in the Company's liquidity and financial position. The Company is now in a position to consider a number of promising initiatives and alternatives for enhancing stockholder value.

     To make sure that the Board of Directors has the best possible tools available with which to make these critical decisions, the Board has engaged J.
P. Morgan Securities Inc. to advise the Board with respect to strategic financial alternatives that may be available to the Company. Three investment banking firms were interviewed and J. P. Morgan was selected because they, among other reasons, have no prior investment banking relationship with the Company, which will mean that they can bring to bear an entirely fresh and objective perspective upon these critical issues. J. P. Morgan has already commenced its work.

Elimination of the shareholder rights ("poison pill") plan (Item 6 on the Company's proxy card):

     The Company, like a great many publicly held companies in the U.S., has in place a shareholders' rights plan. A proposal from Mr. Alissa seeking elimination of the rights plan was voted down by stockholders at the April 1996 annual meeting.

     The Company's shareholder rights plan will not stand in the way of a fair takeover that benefits all stockholders. The plan will only hinder a takeover attempt that seeks to acquire the Company for less than it is worth, or that treats stockholders unequally.

     A number of studies have shown that poison pills do not reduce stockholder returns. In fact, a 1993 academic study showed that stockholder activism, in the form of poison pill rescission proposals is associated with below-market returns. Another 1993 study, reported in Pensions & Investments found that companies with a moderate number of anti-takeover provisions perform better than companies with very small numbers of such provisions. Moreover, an earlier study by Georgeson & Co. showed that companies with poison pills receive takeover premiums some 70% greater than those without poison pills.

     The Board of Directors believes that the Company's existing Certificate of Incorporation and Bylaws, some of provisions of which may be construed as anti-takeover in nature, are in the best interests of the Company and its stockholders, for the reasons outlined above. The Board of Directors believes that Mr. Alissa's attempt to remove these important, protective provisions is unnecessary and unwarranted, and strongly recommends that you vote AGAINST items 2, 3, 4, 5 and 6 on the Company's enclosed proxy card.

XI. FIVE YEAR STOCKHOLDER RETURN COMPARISON

     The following graph compares the cumulative five-year total stockholder returns on the Company's Common Stock, on an indexed basis, with the Standard & Poor's 500 Stock Index and the Investor's Business Daily Diversified Operations Index. The Investor's Business Daily Diversified Operations Index is an index that consists of over 100 diversified industrial companies, which includes the Company. The table assumes an initial $100 investment and the cumulative total returns are calculated assuming the reinvestment of dividends.

        MEASUREMENT PERIOD                                                      DIVERSIFIED
      (FISCAL YEAR COVERED)               COMPANY          S&P 500 INDEX     OPERATIONS INDEX
1990                                       100                 100                 100
1991                                        89                 108                 108
1992                                       168                 118                 115
1993                                       221                 120                 113
1994                                       246                 165                 144
1995                                       211                 203                 181

XII. THE COMPANY'S CERTIFYING ACCOUNTANT

     Price Waterhouse LLP has served as the Company's independent public accountants since July 1991 and has been selected to serve in that capacity during fiscal year 1997. Representatives of Price Waterhouse LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire, and to respond to appropriate questions.

XIII. SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 1996, all filings required by its officers, directors and greater than ten-percent stockholders under Section 16(a) of the Exchange Act were timely filed.

Phoenix, Arizona
Dated: April 7, 1997

                                                                       EXHIBIT A

          INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the name and the present principal occupation or employment (except with respect to the directors (other than Mr. Benson) whose principal occupation is set forth in the Proxy Statement), and the name, principal business and address of any corporation or other organization in which such employment is carried on, of the directors and executive officers of the Company who may assist in soliciting proxies from the Company's stockholders. Unless otherwise indicated below, the principal business address of each such person is 2702 North 44th Street, Suite 100A, Phoenix, Arizona 85008 and such person is an employee of the Company. Directors are indicated with an asterisk.

                                                     PRESENT OFFICE OR OTHER PRINCIPAL
    NAME AND PRINCIPAL BUSINESS ADDRESS                   OCCUPATION OR EMPLOYMENT
--------------------------------------------    --------------------------------------------
Neil W. Benson*.............................    Senior Partner, Lewis Golden & Co.,
Lewis Golden & Co.                              Chartered Accountants
40, Queen Anne Street
London, England W1M OEL
Jack C. Crim*...............................
Paul L. Foster*.............................
St. Joseph's University
5600 City Avenue
Philadelphia, PA 19131
Townsend Hoopes*............................
5117 Scarsdale Road
Bethesda, MD 20816
Fred Israel*................................
2801 New Mexico Avenue, N.W.
Penthouse 7
Washington, DC 20007
William H. Mallender*.......................
Joseph A. Orlando*..........................
18-1 Stonewood Drive
Old Lyme, CT 06371
Alex Stamatakis*............................
4227 Upper Ridge Way
Scottsdale, AZ 85253
John W. Stodder*............................
2516 Via Tejon, Suite 301
P.O. Box 5
Palos Verdes Estates, CA 90274
Donald J. Ulrich, Jr.*......................
Ventura Coastal Corporation
2325 Vista Del Mar, Box 69
Ventura, CA 93002
David Victor*...............................
Osborn Maledon
2929 North Central Avenue, 21st Floor
Phoenix, AZ 85012-2798
Mark S. Dickerson...........................    Vice President, Secretary and General
                                                Counsel
Kenneth May.................................    Vice President and Controller
Daniel R. Mullen............................    Vice President and Treasurer

                                                                       EXHIBIT B

              TRANSACTIONS IN THE SECURITIES OF THE COMPANY WITHIN
               THE PAST TWO YEARS AND CERTAIN OTHER TRANSACTIONS

     The following table sets forth information with respect to all purchases and sales of shares of Common Stock and Preferred Stock of the Company by the Company and the directors and executive officers of the Company during the past two years.

                                                                  NUMBER OF SHARES
                                            NUMBER OF SHARES        OF SERIES B
                                            OF COMMON STOCK       PREFERRED STOCK
                   NAME                     PURCHASED (SOLD)      PURCHASED (SOLD)        DATE
------------------------------------------  ----------------      ----------------      --------
Neil W. Benson............................          1,000(1)                              5/1/96
                                                    1,000(2)                              5/1/96
Jack C. Crim..............................           (116)                                (3)
                                                  112,500(4)                              8/6/96
                                                                       (5,000)(5)        4/22/96
                                                   12,500(6)                             4/22/96
                                                                       (4,718)            (7)
                                                   13,348                                    (8)
                                                      233                 379                (9)
Paul L. Foster............................          1,000(1)                              5/1/96
                                                    1,000(2)                              5/1/96
Townsend Hoopes...........................         (1,950)(10)                          12/17/96
                                                    1,000(1)                              5/1/96
                                                    1,000(2)                              5/1/96
                                                                       (1,500)(5)        4/22/96
                                                    3,750(6)                             4/22/96
Fred Israel...............................          1,000(1)                              5/1/96
                                                    1,000(2)                              5/1/96
William H. Mallender......................          1,000(11)                            11/1/96
                                                     (370)                                (3)
                                                  150,000(4)                              8/6/96
                                                                       (3,000)(5)        4/22/96
                                                    7,500(6)                             4/22/96
                                                                       (5,096)            (7)
                                                   14,604                                 (8)
                                                      219                 392             (9)
                                                  (10,000)(10)                           4/11/95
Joseph A. Orlando.........................          1,000(1)                              5/1/96
                                                    1,000(2)                              5/1/96
                                                                         (500)(5)        4/22/96
                                                    1,250(6)                             4/22/96
Alex Stamatakis...........................          1,000(1)                              5/1/96
                                                    1,000(2)                              5/1/96
John W. Stodder...........................          1,325(11)                            11/5/96
                                                    1,000(1)                              5/1/96
                                                    1,000(2)                              5/1/96
                                                                         (800)(5)        4/22/96
                                                    2,000(6)                             4/22/96

                                                                  NUMBER OF SHARES
                                            NUMBER OF SHARES        OF SERIES B
                                            OF COMMON STOCK       PREFERRED STOCK
                   NAME                     PURCHASED (SOLD)      PURCHASED (SOLD)        DATE
------------------------------------------  ----------------      ----------------      --------
Donald J. Ulrich, Jr. ....................          1,000(1)                              5/1/96
                                                    1,000(2)                              5/1/96
David Victor..............................          1,000(1)                              5/1/96
                                                    1,000(2)                              5/1/96
Mark S. Dickerson.........................         (1,500)(12)                          12/24/96
                                                  (11,900)(12)                          12/19/96
                                                      788                                 (13)
                                                   75,000(4)                              8/6/96
                                                                       (2,367)            (7)
                                                    6,679                                 (8)
                                                      208                 234             (9)
                                                   (2,800)(12)                            3/7/95
                                                   (5,000)(12)                            3/3/95
Kenneth May...............................            631                                 (13)
                                                   75,000(4)                              8/6/96
                                                                         (200)(5)        4/22/96
                                                      500(6)                             4/22/96
                                                                       (4,173)            (7)
                                                   11,195                                 (8)
                                                      290                 376             (9)
                                                   (4,500)(10)                          11/20/95
                                                   (4,500)(10)                          11/17/95
                                                   (9,000)(10)                          11/16/95
                                                  (10,057)(10)                          11/15/95
Daniel R. Mullen..........................            639                                 (13)
                                                   75,000(4)                              8/6/96
                                                                       (3,883)            (7)
                                                   10,452                                 (8)
                                                      307                 368             (9)

                                                                  NUMBER OF SHARES
                                            NUMBER OF SHARES        OF SERIES B
                                            OF COMMON STOCK       PREFERRED STOCK
                   NAME                     PURCHASED (SOLD)      PURCHASED (SOLD)        DATE
------------------------------------------  ----------------      ----------------      --------
Talley Industries, Inc. ..................          3,400(11)                            1/23/97
                                                      800(11)                            1/22/97
                                                    1,500(11)                            1/21/97
                                                    3,000(11)                            1/20/97
                                                    1,000(11)                            1/17/97
                                                  323,232(14)                            1/16/97
                                                   10,000(11)                            1/15/97
                                                    1,500(11)                             1/8/97
                                                   25,000(11)                             1/7/97
                                                   85,700(11)                             1/3/97
                                                    1,000(11)                             1/2/97
                                                   35,000(11)                           12/31/96
                                                   59,000(11)                           12/30/96
                                                    7,700(11)                           12/27/96
                                                   10,500(11)                           12/26/96
                                                   15,500(11)                           12/24/96
                                                    5,000(11)                           12/23/96
                                                    9,000(11)                           12/20/96
                                                    8,000(11)                           12/19/96
                                                    8,500(11)                           12/18/96
                                                   32,100(11)                           12/17/96
                                                    7,100(11)                           12/16/96
                                                   10,100(11)                           12/13/96
                                                    1,500(11)                           12/10/96
                                                   10,100(11)                            12/9/96
                                                   11,200(11)                            12/6/96
                                                   11,200(11)                            12/4/96

                                                                  NUMBER OF SHARES
                                            NUMBER OF SHARES        OF SERIES B
                                            OF COMMON STOCK       PREFERRED STOCK
                   NAME                     PURCHASED (SOLD)      PURCHASED (SOLD)        DATE
------------------------------------------  ----------------      ----------------      --------
Talley Industries, Inc. (continued).......         10,600(11)                           11/27/96
                                                   10,600(11)                           11/26/96
                                                    9,900(11)                           11/22/96
                                                    4,700(11)                            11/6/96
                                                  (42,500)(15)                           11/1/96
                                                   (7,500)(16)                           9/30/96
                                                 (570,000)(15)                            8/6/96
                                                    1,000(17)                             7/2/96
                                                    1,000(18)                             7/2/96
                                                  (10,000)(1)                             5/1/96
                                                  (10,000)(2)                             5/1/96
                                               (1,003,172)(5)                            4/22/96
                                                      750(19)                            4/12/96
                                                   10,000(19)                             4/8/96
                                                 (702,919)(20)                            2/7/96
                                                 (134,550)(21)                           5/25/95

---------------
 (1) Grant of restricted stock pursuant to the Company's 1996 Non-Employee Director Stock Plan.

 (2) Grant of stock options pursuant to the Company's 1996 Non-Employee Director Stock Plan.

 (3) These shares were deemed sold under the Talley Savings Plus plan from May 1, 1996 through December 31, 1996.

 (4) Acquisition of shares upon exercise of stock options.

 (5) Disposition of shares in a transaction described in the Company's Offering Circular, dated March 21, 1996, and its Schedule 13E-4, dated March 22, 1996, filed with the Securities and Exchange Commission.

 (6) Acquisition of shares in a transaction described in the Company's Offering Circular, dated March 21, 1996, and its Schedule 13E-4, dated March 22, 1996, filed with the Securities and Exchange Commission.

 (7) These shares were deemed sold under the Talley Savings Plus plan from January 1, 1996 through April 30, 1996.

 (8) These shares were deemed acquired under the Talley Savings Plus plan from January 1, 1996 through April 30, 1996.

 (9) These shares were deemed acquired under the Talley Savings Plus plan from January 1, 1995 through December 31, 1995.

(10) Disposition of shares in the public market.

(11) Purchase of shares in the public market.

(12) Disposition of shares by gift.

(13) These shares were deemed acquired under the Talley Savings Plus plan from May 1, 1996 through December 31, 1996.

(14) Purchase of shares in a privately negotiated transaction. These shares include 118,765 shares that were not outstanding but reserved for issuance pursuant to a contractual commitment given in connection with a 1994 acquisition.

(15) Disposition of shares upon exercise of stock options pursuant to the Company's 1978 and 1990 Stock Option Plans.

(16) Grant of stock pursuant to the Company's 1996 Comprehensive Stock Plan.

(17) Cancellation of stock options for no value pursuant to the Company's 1996 Non-Employee Director Stock Plan.

(18) Forfeiture of restricted stock for no value pursuant to the Company's 1996 Non-Employee Director Stock Plan.

(19) Cancellation of stock options for no value pursuant to the Company's 1978 Stock Option Plan.

(20) Disposition of shares in a privately negotiated transaction.

(21) Grant of stock options pursuant to the Company's 1978 Stock Option Plan.

     Other than as disclosed in the Proxy Statement, to the knowledge of the Company, none of the Company, its directors or executive officers has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be voted upon at the 1997 Annual Meeting of Stockholders.

     Other than as disclosed in the Proxy Statement, to the knowledge of the Company, none of the Company, its directors or executive officers is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any class of securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

     Other than as disclosed in the Proxy Statement, to the knowledge of the Company, none of the Company, its directors or executive officers, or any of their associates, has any arrangements or understandings with any person or persons with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

"PRELIMINARY COPIES"

                              TALLEY SAVINGS PLUS

 VOTING INSTRUCTIONS TO TRUSTEE FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 8, 1997

    As a participant in the Talley Savings Plus plan, you have the right to give written instructions to the Plan Trustee as to the voting of certain shares of the Company's stock allocated to your account at the Company's Annual Meeting of Stockholders to be held on May 8, 1997 and at any and all adjournments thereof. In this connection, please indicate your voting choices on the reverse side of this card, sign and date it, and return this card promptly in the postage paid envelope provided.

           (Continued and to be signed and dated on the reverse side)




--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-



                                 [TALLEY LOGO]

                     YOUR VOTE IS IMPORTANT TO THE COMPANY.

PLEASE COMPLETE, SIGN AND DATE THIS INSTRUCTION CARD ON THE REVERSE SIDE AND RETURN THE CARD BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED ENVELOPE.

ALL SHARES OF STOCK ALLOCATED TO MY ACCOUNT                    Please mark
                                                               your choice  /X/
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"                 like this
ITEM 1 AND "AGAINST" ITEMS 2, 3, 4, 5 AND 6.

ITEM 1. ELECTION OF THREE DIRECTORS to serve until the annual meeting in 2000 and until their successors are duly elected and qualified.
NOMINEES: Paul L. Foster, Townsend Hoopes and William H. Mallender
INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name of the nominees(s) on the space below.

         FOR all nominees listed at          WITHHOLD AUTHORITY
         the left (except as marked          to vote for all nominees
         to the contrary hereon)             listed at the left
                   / /                               / /
-------------------------------------------------------------------------------

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 2, 3, 4, 5 AND 6.

ITEM 2. Eliminate                     FOR       AGAINST       ABSTAIN
        Classified                    / /         / /           / /
        Board

ITEM 3. Create Right for              FOR       AGAINST       ABSTAIN
        10% of                        / /         / /           / /
        Stockholders To
        Call Special Meeting

ITEM 4. Eliminate Certain             FOR       AGAINST       ABSTAIN
        Supermajority Requirements    / /         / /           / /

ITEM 5. Retain Independent            FOR       AGAINST       ABSTAIN
        Investment Advisor For        / /         / /           / /
        Certain Purposes

ITEM 6. Eliminate Stockholders'       FOR       AGAINST       ABSTAIN
        Rights Plan or Create         / /         / /           / /
        Ability of Stockholders
        to so Eliminate

ITEM 7. The Trustee appointed herein is authorized to vote, in his discretion, upon any other business as may properly come before the meeting or any adjournments thereof.


The shares represented by this instruction card will be voted in the manner directed by the participant(s). To the extent no direction is given when the duly executed instruction card is returned, such shares will be voted "FOR" the election of the three nominees named in Item 1 and "AGAINST" Items 2, 3, 4, 5 and 6 if such proposals are properly brought before the meeting or any adjournment thereof.

I WILL ATTEND THE MEETING  /  /

Signature(s)_______________________________________________Date___________,1997
(Please sign as your name appears on this proxy. If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. Attorneys should submit powers of attorney.)
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
"PRELIMINARY COPIES"

                            TALLEY INDUSTRIES, INC.

              PROXY - ANNUAL MEETING OF STOCKHOLDERS - MAY 8, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The stockholder(s) signing this proxy hereby appoint(s) Messrs. William
H. Mallender and Mark S. Dickerson, or any of them, as attorneys and proxies of such stockholder(s), with full power of substitution to each of them, for and in the name and stead of the undersigned to appear and vote, as designated on the reverse side of this proxy, all of the shares of stock of Talley Industries, Inc., which such stockholder(s) would be entitled to vote if personally present at the Annual Meeting of Stockholders of Talley Industries, Inc., to be held on May 8, 1997 at 11:00 a.m. South Carolina Time, at Talley Metals Technology, Inc., South Carolina Hwy. 172, Hartsville, SC 29550, and at any and all adjournments thereof.

        Please complete, sign and date this proxy and return it promptly in the enclosed envelope whether you plan to attend the meeting or not. This proxy will not be used if you attend the meeting in person and so request.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR
       DIRECTOR IN ITEM 1 AND "AGAINST" ITEMS 2, 3, 4, 5 AND 6 LISTED ON
                               THE REVERSE SIDE.

           (Continued and to be signed and dated on the reverse side)


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                            -FOLD AND DETACH HERE-



                         [TALLEY INDUSTRIES, INC. LOGO]



                     YOUR VOTE IS IMPORTANT TO THE COMPANY.

PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN THE CARD BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"                 Please mark
ITEM 1 AND "AGAINST" ITEMS 2, 3, 4, 5 AND 6.                   your choice  /X/
                                                               like this

ITEM 1. ELECTION OF THREE DIRECTORS to serve until the annual meeting in 2000 and until their successors are duly elected and qualified.
NOMINEES: Paul L. Foster, Townsend Hoopes and William H. Mallender
INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name of the nominee(s) on the space below.

         FOR all nominees listed at          WITHHOLD AUTHORITY
         the left (except as marked          to vote for all nominees
         to the contrary hereon)             listed at the left
                   / /                               / /
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   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 2, 3, 4, 5 AND 6.

ITEM 2. Eliminate                     FOR       AGAINST       ABSTAIN
        Classified                    / /         / /           / /
        Board

ITEM 3. Create Right for              FOR       AGAINST       ABSTAIN
        10% of                        / /         / /           / /
        Stockholders To
        Call Special Meeting

ITEM 4. Eliminate Certain             FOR       AGAINST       ABSTAIN
        Supermajority Requirements    / /         / /           / /

ITEM 5. Retain Independent            FOR       AGAINST       ABSTAIN
        Investment Advisor For        / /         / /           / /
        Certain Purposes

ITEM 6. Eliminate Stockholders'       FOR       AGAINST       ABSTAIN
        Rights Plan or Create         / /         / /           / /
        Ability of Stockholders
        to so Eliminate

ITEM 7. The proxies appointed herein are authorized to vote, in their discretion, upon any other business as may properly come before the meeting or any adjournments thereof.


The shares represented by this proxy will be voted in the manner directed by the stockholders(s). To the extent no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" the election of the three nominees named in Item 1 and "AGAINST" Items 2, 3, 4, 5 and 6 if such proposals are properly brought before the meeting or any adjournment thereof.

I WILL ATTEND THE MEETING  /  /

Signature(s)_______________________________________________Date___________,1997
(Please sign as your name appears on this proxy. If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. Attorneys should submit powers of attorney.)
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                             -FOLD AND DETACH HERE-